UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 4, 2007

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 8, 2007, Jackson Hewitt Inc. (“JHI”) and Jackson Hewitt Technology Services LLC (“JHTSL”), each an affiliate of Jackson Hewitt Tax Service Inc. (the “Company”), entered into the following agreements with HSBC Taxpayer Financial Services Inc. (“HSBC”) and its affiliates:

a.	Amended and Restated Program Agreement (the “Amended and Restated HSBC Program Agreement”), dated October 8, 2007, between JHI, HSBC and Beneficial Franchise Company, Inc. (“Beneficial Franchise”); and

b.	Amended and Restated Technology Services Agreement (the “Amended and Restated HSBC Technology Services Agreement”), dated October 8, 2007, between JHTSL and HSBC.

The above agreements (hereinafter collectively referred to as the “HSBC Agreements”) will expire on October 31, 2008. Under the Amended and Restated HSBC Program Agreement, HSBC will offer, process and administer certain financial products, including refund anticipation loans, to customers of certain of the Company’s Jackson Hewitt Tax Service locations (the “HSBC Program”). In connection with the Amended and Restated HSBC Program Agreement, HSBC will pay JHI a fixed annual fee. Pursuant to the Amended and Restated HSBC Technology Services Agreement, JHTSL will provide certain technology services and related support in connection with the HSBC Program. Under the Amended and Restated HSBC Technology Services Agreement, JHTSL will receive a fixed annual fee as well as variable payments tied to growth in the HSBC Program.

The Amended and Restated HSBC Program Agreement and the Amended and Restated HSBC Technology Agreement amend and restate the terms of the Program Agreement, dated February 24, 2006 (the “Original HSBC Program Agreement”), among JHI, HSBC and BFC, and the Technology Services Agreement, dated February 24, 2006 (the “Original HSBC Technology Agreement”), between JHTSL and HSBC, respectively. The material terms and descriptions of the Original HSBC Program Agreement and the Original HSBC Technology Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2006, and are hereby incorporated by reference.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the HSBC Agreements in connection with filing such agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2007.

ITEM 7.01 REGULATION FD DISCLOSURE

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007 and September 24, 2007, respectively, JHI and JHTSL have entered into agreements with Republic Bank & Trust Company (“Republic”) and Santa Barbara Bank & Trust (“SBBT”) for these banks to also provide certain financial products to customers of certain of the Company’s Jackson Hewitt Tax Service locations. During tax season 2008, HSBC, Republic and SBBT will collectively provide financial products to the entire network of Jackson Hewitt Tax Service offices. During tax seasons 2009 and 2010, Republic and SBBT will collectively provide financial products to the entire network of Jackson Hewitt Tax Service offices. SBBT will provide a majority of the financial products in each of the tax seasons 2008 through 2010.

For the 2008 fiscal year, the Company expects to earn total financial product fees equivalent to approximately $23 per financial product, including revenue generated primarily under its agreements with HSBC, SBBT and Republic and revenue earned from Gold Guarantee® products. This estimate is being presented on a per financial product basis only as an analytical tool to assist the public in estimating such revenue streams. Revenues earned under the agreements with HSBC, SBBT and Republic will consist primarily of fixed annual payments. Revenues earned from facilitation of Gold Guarantee products are earned ratably over the product’s 36-month life.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act. Additionally, the submission of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available.

ITEM 8.01 OTHER EVENTS

On October 4, 2007, Tax Services of America, Inc. (“TSA”), a subsidiary of the Company, completed the previously disclosed acquisitions of the assets of the Jackson Hewitt Tax Service® income tax preparation businesses owned and operated by franchisees in the Atlanta, Georgia, Chicago, Illinois and Detroit, Michigan markets. The sales of the Jackson Hewitt Tax Service businesses in the Birmingham, Alabama and Raleigh-Durham, North Carolina markets owned and operated by the shareholder with common ownership interests in the Atlanta, Chicago and Detroit markets have also been consummated.

The Company, through a subsidiary, will operate the acquired income tax preparation businesses in the Atlanta, Chicago and Detroit markets as company-owned Jackson Hewitt Tax Service locations for the 2008 tax season. The Jackson Hewitt Tax Service income tax preparation businesses in the Raleigh-Durham and Birmingham markets will be operated by franchisees for the 2008 tax season.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: October 9, 2007

3